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                                                                      EXHIBIT 99


                              Authorization Card

                         The Colonial BancGroup, Inc.
                 Dividend Reinvestment Plan Authorization Card


Please enroll me (us) in the Dividend Reinvestment Plan of The Colonial BancGroup, Inc. as indicated on this Authorization Card.

(Do not return this form unless you with to participate in the Plan. See the reverse side hereof.)

Please sign exactly the way your stock is registered. If shares are held jointly, each stockholder must sign. Executors, Administrators, Trustees, Guardians and others signing in a representative capacity must give full titles.

CHECK ONE BOX ONLY - Please see the Prospectus for a more complete explanation of Plan options.

[_] A. Full Dividend Reinvestment - I (we) wish to reinvest all cash dividends on all shares of Common Stock now or hereafter registered in my (our) name(s) in additional shares of such stock.

[_]  B.  Partial Dividend Reinvestment - I (we) wish to reinvest dividends on
         __________ shares of Common Stock and receive cash dividends on all other shares registered in my (our) name(s).

         __________________________________________
         Signature

         __________________________________________
         Signature (if jointly held)

         __________________________________________
         Tax I.D. (S.S. #)
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             AUTHORIZATION FOR AUTOMATIC REINVESTMENT OF DIVIDENDS

I (we) hereby elect to participate in the automatic Dividend Reinvestment and Common Stock Purchase Plan ("Plan") in accordance with the provisions of the Plan set forth in the related Prospectus. I (we) hereby authorize The Colonial BancGroup, Inc. ("BancGroup") to pay to SunTrust Bank ("Bank") in cash dividends hereafter payable to me (us) on the shares of Common Stock of BancGroup registered in my (our) name or acquired under the Plan as specified on the reverse side hereof. Such cash dividends, and voluntary cash investments (if any), are to be applied by the Bank as my (our) agent, to the purchase of additional shares of Common Stock of BancGroup in accordance with the Plan.

This authorization if given with the understanding that the purchase will be made in accordance with the terms and conditions of the Plan, as described in the Prospectus, and that my (our) participation in the Plan may be terminated at any time by my (our) written notification to the Bank.